Stephen A. Weiss
Partner
Direct Dial: 212.751.4300
Direct Facsimile: 212.751.0928
sweiss@hodgsonruss.com

EXHIBIT 5.1

October 19, 2007

ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

Re:	Registration Statement on Form SB-2 Registration No. 333-145419

Ladies and Gentlemen:

          We have acted as counsel to ZBB Energy Corporation, a Wisconsin corporation, (the “Company”) in connection with a registration statement on Form SB-2, as amended, (Registration No. 333-145419) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), which relates in part to the registration of 702,537 shares of the common stock, par value $.01 per share, of the Company to be offered for resale by the selling securityholders identified in the prospectus that is part of the Registration Statement (collectively the “Common Shares”).

          This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the “Act”).

          The opinion set forth in this letter is subject to the following qualifications:

          1.     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation and the Bylaws of the Company as filed as exhibits to the Registration Statement, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

          2.     We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person other than officers of the Company, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any document submitted to us.

          3.     We do not express any opinion concerning any law other than the Business Corporation Law of the State of Wisconsin, the provisions of the Constitution of the State of Wisconsin relating to corporations and reported judicial decisions addressing the Business Corporation Law of the State of Wisconsin and such provisions of the Constitution of the State of Wisconsin (collectively the “Business Corporation Law of the State of Wisconsin”).

          4.     The opinion set forth in this letter deals only with the specific legal issue or issues it explicitly addresses and does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

          5.     This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on the opinion set forth in this letter.

          Subject to the qualifications set forth in this letter, it is our opinion that under the Business Corporation Law of the State of Wisconsin and the Articles of Incorporation and the Bylaws of the Company, the Common Shares have been duly authorized and are legally issued, fully paid and nonassessable.

          We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

By Stephen A. Weiss